Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
General Electric Company:

We consent to the incorporation by reference in the registration statement on Form S-3 (Registration Nos. 33-50639, 33-29024, 333-59671, 333-72566, 333-177803 and 333-177804), on Form S-4 (Registration No. 333-107556), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-117855, 333-99671, 333-102111, 333-142452, 333-155587, 333-158069, 333-158071,  333-163106, 333-177805, 333-179688, 333-181177 and 333-184792) of General Electric Company of our report dated February 26, 2013, with respect to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2012 and 2011, and the related statements of earnings, comprehensive income, changes in shareowners’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of General Electric Company.

Our report refers to a change in the method of accounting for consolidation of variable interest entities in 2010.

/s/ KPMG LLP

Stamford, Connecticut
February 26, 2013